Exhibit 31.1

Certificate of Chief Executive Officer and Chief Financial Officer
Pursuant to Rule 13a-14(a)/15d-14(a)

I, Douglas P. Baker, certify that:

1.             I have reviewed this quarterly report on Form 10-Q for the quarter ended September 30, 2009 of Applied Nanotech Holdings, Inc. (“APNT”);

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.             Based on my knowledge, the financial statements, and other financial information included in this report, fairly present, in all material respects, the financial condition, results of operations and cash flows of APNT as of, and for, the periods presented in this report.

4.             APNT’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting )as defined in the Exchange Act Rules 13a – 15(f) and 15d – 15(f)) for APNT and have:

(a)           Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to APNT, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)           Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for  external purposes in accordance with generally accepted accounting principles;

(c)           Evaluated the effectiveness of APNT’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)           Disclosed in this report any change in APNT’s internal control over financial reporting that occurred during APNT’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, APNT’s internal control over financial reporting; and

5.             APNT’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to APNT’s auditors and the audit committee of APNT’s board of directors:

(a)            All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect APNT’s ability to record, process, summarize and report financial information; and

(b)            Any fraud, whether or not material, that involves management or other employees who have a significant role in APNT’s internal control over financial reporting.

Date:    November 2, 2009

/s/ Douglas P. Baker
Douglas P. Baker
Chief Executive Officer and Chief Financial Officer